                                                                   EXHIBIT 10.61




                     * * * * * * * * * * * * * * * * * * * *

                                      Lease

                            2200 EAST BENSON STREET,


                         SIOUX FALLS, SOUTH DAKOTA 57104



                     * * * * * * * * * * * * * * * * * * * *

                                     Between



                         HOUSEHOLD CREDIT SERVICES, INC.
                                    (Tenant)



                                       and



                         SPECIALIZED CARD SERVICES, INC.
                                   (Landlord)

                                TABLE OF CONTENTS

                                                                            PAGE

1.       LEASE AGREEMENT/TERM/OPTIONS                                         2
         A.       Demise                                                      2
         B.       Extension Option.                                           2
         C.       Termination Option                                          2
2.       RENT/TAXES                                                           3
         A.       Types of Rent                                               3
                  (1)      Base Rent                                          3
                  (2)      Additional Rent                                    3
                  (3)      Rent                                               3
         B.       Taxes                                                       3
         C.       Computation of Base Rent and Rent Adjustments               4
                  (1)      Prorations.                                        4
                  (2)      Default Interest.                                  4
                  (3)      Base Rent Increases Based Upon CPI Adjustments.    4
3.       PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF
         PREMISES                                                             5
         A.       Condition of Premises.                                      5
         B.       Tenant's Possession.                                        5
         C.       Maintenance.                                                5
         D.       Warranties/Claims Against Third Parties                     6
4.       ALTERATIONS AND REPAIRS                                              6
         A.       Landlord's Consent and Conditions.                          6
         B.       Damage to Systems.                                          7
         C.       No Liens.                                                   8
         D.       Ownership of Improvements.                                  8
         E.       Removal at Termination.                                     8
5.       USE OF PREMISES                                                      9
6.       GOVERNMENTAL REQUIREMENTS.                                           9
7.       WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.                        9
         A.       Waiver of Claims.                                           9
         B.       Indemnification.                                            9
         C.       Tenant's Insurance.                                        10
         D.       Insurance Certificates                                     11
8.       FIRE AND OTHER CASUALTY                                             11
         A.       Termination.                                               11
         B.       Restoration.                                               12
9.       EMINENT DOMAIN.                                                     12

10.      RIGHTS RESERVED TO LANDLORD.                                        12
         A.       Name                                                       12
         B.       Signs.                                                     12
         C.       Window Treatments.                                         12
         D.       Keys                                                       13
         E.       Access                                                     13
         F.       Preparation for Reoccupancy                                13
         G.       Heavy Articles                                             13
         H.       Show Premises                                              13
         I.       Use of Lockbox                                             13
         J.       Repairs and Alterations                                    13
         K.       Landlord's Agents                                          14
         L.       Other Actions.                                             14
11.      TENANT'S DEFAULT.                                                   14
         A.       Rent Default.                                              14
         B.       Assignment/Sublease or Hazardous Substances Default.       14
         C.       Other Performance Default.                                 14
         D.       Credit Default.                                            14
12.      LANDLORD REMEDIES                                                   15
         A.       Termination of Lease or Possession.                        15
         B.       Lease Termination Damages.                                 15
         C.       Possession Termination Damages.                            15
         D.       Landlord's Remedies Cumulative.                            15
         E.       WAIVER OF TRIAL BY JURY.                                   16
         F.       Litigation Costs.                                          16
13.      SURRENDER.                                                          16
14.      HOLDOVER.                                                           16
15.      SUBORDINATION TO GROUND LEASES AND MORTGAGES                        17
         A.       Subordination                                              17
         B.       Termination of Ground Lease or Foreclosure of Mortgage     17
         C.       Notice and Right to Cure                                   17
         D.       Non-disturbance Agreement                                  17
         E.       Definitions                                                18
         F.       Litigation With Current Mortgagee                          18
16.      ASSIGNMENT AND SUBLEASE.                                            18
         A.       In General.                                                18
         B.       Landlord's Consent.                                        19
         C.       Procedure.                                                 19
         D.       Change of Management or Ownership.                         19
         E.       Excess Payments.                                           19
         F.       Recapture.                                                 19
17.      CONVEYANCE BY LANDLORD                                              20
18.      ESTOPPEL CERTIFICATE                                                20

19.      FORCE MAJEURE                                                       20
21.      NOTICES                                                             20
         A.       Landlord.                                                  20
         B.       Tenant.                                                    21
22.      QUIET POSSESSION                                                    21
23.      REAL ESTATE BROKER                                                  21
24.      MISCELLANEOUS                                                       21
         A.       Successors and Assigns.                                    21
         B.       Date Payments Are Due.                                     21
         C.       Meaning of                                                 21
         D.       Time of the Essence.                                       22
         E.       No Option.                                                 22
         F.       Severability.                                              22
         G.       Governing Law.                                             22
         H.       Lease Modification.                                        22
         I.       No Oral Modification.                                      22
         J.       Landlord's Right to Cure.                                  22
         K.       Captions.                                                  22
         L.       Authority.                                                 22
         M.       Landlord's Enforcement of Remedies.                        22
         N.       Entire Agreement.                                          22
         O.       Landlord's Title.                                          22
         P.       Singular and Plural                                        23
         Q.       No Recording by Tenant.                                    23
         R.       Intentionally Omitted.                                     23
         S.       No Construction Against Drafting Party.                    23
         T.       Survival.                                                  23
         U.       Rent Not Based on Income.                                  23
         V.       Building Manager and Service Providers.                    23
         W.       Late Charge and Interest on Late Payments                  23
         X.       Intentionally Omitted                                      23
25.      HAZARDOUS SUBSTANCES                                                24
26.      EXCULPATION                                                         25
27.      GUARANTY                                                            25
28.      LANDLORD'S DEFAULT                                                  25

                                     LEASE

         THIS LEASE (the "Lease") is made as of September 30, 2000 (the "Commencement Date") between Specialized Card Services, Inc., a South Dakota Corporation (the "Landlord") and the Tenant as named in the Schedule below. The term "Premises" means the buildings (the "Buildings") including personalty leased by Landlord to Tenant located thereon and identified in Appendix B (the "Scheduled Personal Property") and the land, including improvements thereon (the "Land") located at 2200 Benson Street, Sioux Falls, South Dakota, described in the Schedule and legally described on Appendix A.

         The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.

                                    SCHEDULE

1.       TENANT:  Household Credit Services, Inc., a Delaware corporation

2. PREMISES: Approximately 158,000 square feet of space representing the entire Buildings commonly known as 2200 Benson, Sioux Falls, South Dakota

3.       SECURITY DEPOSIT:  None

4.       TENANT'S REAL ESTATE BROKER FOR THIS LEASE:  None

5.       LANDLORD'S REAL ESTATE BROKER FOR THIS LEASE:  None

6. TERM: Beginning on the Commencement Date and ending on the last day of the month in which the fourteenth (14th) anniversary of the Commencement Date occurs (the "Termination Date").

7.       GUARANTOR:  Household Finance Corporation

8.       BASE RENT:

                                                                     Annual
                        Period                                      Base Rent
                        ------                                      ---------
Commencement Date through the last day of the Fourth    $1,000,000
(4th) Lease Year

First day of the Fifth (5th) Lease Year through the     $2,000,000, plus
Termination Date                                        CPI Adjustment, as defined in
                                                        Section 2C(3)

9. LEASE YEAR. "Lease Year" means each consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

         1. LEASE AGREEMENT/TERM/OPTIONS.

         A. Demise. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

         B. Extension Option. Subject to Subsections (2) and (3) below, Tenant may at its option extend the Term of this Lease for the entire Premises for two
(2) periods of five years each (each, a "Renewal Term") upon the same terms contained in this Lease, except for the amount of Base Rent payable during the Renewal Term. Tenant shall have no additional extension options.

                  (1) The Base Rent during each Renewal Term shall be the greater of (i) the Base Rent applicable to the last day of the final Lease Year of the Term or the Renewal Term as the case may be, or (ii) the amount set forth in clause (i), above, adjusted for CPI as set forth in Section 2C(3).

                  (2) To exercise its option, Tenant must deliver a binding notice to Landlord not less than twelve (12) months prior to the proposed commencement of the applicable Renewal Term. If Tenant fails to give either binding notice timely, Tenant will be deemed to have waived its option to extend.

                  (3) Tenant's option to extend this Lease is subject to the conditions that: (i) on the date that Tenant delivers its binding notice exercising its option to extend and on the last day of the Term, Tenant is not in default under this Lease without regard to the expiration of any applicable notice and cure periods, and (ii) Tenant shall not have assigned this Lease, or sublet any portion of the Premises under a sublease which is in effect at any time during the final 12 months prior to the Renewal Term except to an Affiliate as provided in Section 16 hereof.

         C. Termination Option. Tenant may at its option terminate this Lease in its entirety (the "Termination Option") effective as of the first day of the thirty-first (31st) month of the Lease Term (the "Early Termination Date") by delivering written notice of its intent to terminate this Lease (the "Termination Notice") to Landlord on or before the date that is fifteen (15) months prior to the Early Termination Date (the "Termination Notice Date"). If Tenant fails to deliver its Termination Notice timely, Tenant will be deemed to have waived such Termination Option. If there are any uncured defaults by Tenant under this Lease as of the date Tenant delivers the Termination Notice or as of the Early Termination Date, the Termination Option shall be void, and the Lease shall remain in effect subject, however, to all of Landlord's rights and remedies as regards any such defaults. If Tenant properly exercises its Termination Option, this Lease shall terminate as of the Early Termination Date.

         2. RENT/TAXES

         A. Types of Rent. Tenant shall pay all Rent in the form of a check or automatic ACH through an account designated by Landlord payable to the order of Landlord, at the following address:

                  c/o UICI
                  Suite 200
                  4001 McEwen Drive
                  Dallas, TX  75244
                  Attention:  Treasurer

or in such other manner as Landlord may notify Tenant:

                  (1) Base Rent in monthly installments in advance, each equal to one-twelfth (1/12) of the Base Rent for the applicable Lease Year, the first monthly installment payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term. If the Term commences on a day other than the first day of a calendar month, or ends one a day other than the last day of a calendar month, then the Base Rent for such partial months shall be prorated on a daily basis based upon the actual number of days in such month.

                  (2) Additional Rent in the amount of all costs, expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent, but including any interest for late payment of any item of Rent.

                  (3) Rent as used in this Lease means Base Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind, except in the event of a default by Landlord under Section 3C hereof.

         B. Taxes. Tenant shall pay prior to the due date all Taxes applicable to the Premises directly to the applicable taxing authority and shall provide evidence of such payment promptly to the Landlord. "Taxes" means any and all taxes, assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Premises, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Premises or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax now or hereafter levied on the rents hereunder or the interest of Landlord under this Lease (the "Real Estate Taxes"). For any year, the amount to be included in Taxes from taxes or assessments payable in installments, shall be the amount of the installments (with any interest) due and payable during such year. Taxes shall not include any net federal, state or municipal income (except Real Estate Taxes), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

         Landlord shall pay Tenant the amount of any refund or other adjustment to any Taxes by the taxing authority paid to Landlord and applicable to a year in which the Tenant is responsible for and has paid the Taxes. Any refund or credit attributable to the overpayment of real estate taxes imposed on the Premises for any year during a partial Lease Year for which both Landlord and Tenant are liable for the payment of Taxes (the "Shared Refund") (net of contest costs, including reasonable attorney's fees) shall be ratably shared by the parties based on the date of the Commencement Date and Termination Date of this Lease, as the case may be, and the party receiving such refund or rebate shall promptly pay over to the other its ratable share of such refund or rebate. The provisions of this Section 1B shall survive the expiration or termination of this Lease. Following Tenant's waiver of its Termination Option or its failure to timely exercise its Termination Option pursuant to Section 1C herein, Tenant shall have whatever rights Landlord may have to contest or appeal the Taxes or assessed valuation of the Premises with respect to any ad valorem real estate taxes payable by Tenant pursuant to this Lease. If Tenant elects to exercise such contest or appeal rights, Landlord shall cooperate reasonably with Tenant to obtain the reduction in such Taxes or assessed valuation, at Tenant's reasonable expense. If Tenant elects not to exercise such contest or appeal rights, Landlord shall have the right, but not the obligation, to contest or appeal the Taxes or assessed valuation of the Property with respect to such ad valorem real estate taxes, at Landlord's reasonable expense.

         C. Computation of Base Rent and Rent Adjustments.

                  (1) Prorations. If this Lease begins on a day other than the first day of a month, the Base Rent and Taxes shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day of the fiscal year Taxes shall be prorated for the applicable fiscal year.

                  (2) Default Interest. Any sum due from Tenant to Landlord not paid when due shall bear interest from the date due until paid at the lesser of the highest rate of interest allowed by applicable law or eighteen percent (18%) per annum.

                  (3) Base Rent Increases Based Upon CPI Adjustments. Base Rent shall increase beginning with the Fifth (5th) Lease Year (first day of the 49th full month) and as of the first day in each successive Lease Year by an amount equal to fifty percent (50%) of the increase in the Consumer Price Index during the preceding twelve (12) months; compounded annually, on a cumulative basis from the beginning of the Fourth Lease Year. In no event, however, shall Base Rent be decreased. "Consumer Price Index" means the Consumer Price Index for All Urban Consumers (Revised Series (CPI-U) All

         Items, U.S. City Average (1982-1984 equals 100) of the United States Department of Labor, Bureau of Labor Statistics. If the manner in which the Consumer Price Index is calculated shall be revised, Landlord shall make an adjustment in such revised index so as to produce results equivalent, as nearly as possible, to those which would have been obtained if the Consumer Price Index had not been so revised. If the Consumer Price Index shall become unavailable to the public because publications is discontinued or otherwise, Landlord will substitute therefor a comparable index based upon changes in the cost of living or purchasing power of the of the consumer dollar published by any other governmental agency or, if no such index shall be available, then a comparable index published by a major bank or other financial institution or by a university or a recognized financial publication.

                  (4) Miscellaneous. So long as Tenant is in default of any obligation under this Lease, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of any portion of the Taxes or installments thereof and all Taxes prorated pursuant to
          Section 3C(1), either party shall pay the full amount due to the other within fifteen (15) days after notice of the amount when it is determined.

         3. PREPARATION AND CONDITION OF PREMISES; POSSESSION AND SURRENDER OF PREMISES.

         A. Condition of Premises. Landlord is leasing the Premises to Tenant "as is", without any obligation to alter, remodel, improve, repair or decorate any part of the Premises.

         B. Tenant's Possession. Tenant's taking possession of any portion of the Premises shall be conclusive evidence that the Premises were in good order, repair and condition when Tenant took possession except for latent defects (provided that claims for any such latent defects shall be deemed waived unless Tenant has given Landlord written notice of the existence of such latent defects on or prior to the date thirty (30) months after the Commencement Date). If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, including Base Rent at the rate set forth for the First Lease Year in the Schedule, prorated for any partial month.

         C. Maintenance. Throughout the Term, except for Landlord's Maintenance Obligations, Tenant shall maintain the Premises in their condition as of the Commencement Date, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, in accordance with all applicable laws, ordinances, codes, regulations and insurance requirements ("Governmental Requirements") and generally accepted maintenance practices for comparable buildings and at the termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises to Landlord in broom-clean condition. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and

Tenant shall pay the cost thereof. Landlord's sole obligations as regards maintenance of the Premises shall be to maintain the structural walls and foundation of the Building (excluding painting) in accordance with all Governmental Requirements ("Landlord's Maintenance Obligations").

         D. Warranties/Claims Against Third Parties. With respect to latent defects and maintenance for which Tenant is responsible, Landlord shall use commercially reasonable efforts to cooperate with Tenant in enforcing any applicable warranties or guaranties that Landlord has, provided that Tenant shall reimburse Landlord for any costs incurred by Landlord with respect to the foregoing. With respect to latent defects and maintenance (structural walls and foundation) for which Landlord is responsible, Tenant shall use commercially reasonable efforts to cooperate with Landlord in enforcing any applicable warranties or guaranties that Tenant has, provided that Landlord shall reimburse Tenant for any costs incurred by Tenant with respect to the foregoing.

         Each party (the "Cooperating Party") shall use commercially reasonable efforts to cooperate with the other party (the "Claiming Party") with respect to a lawsuit brought by the Claiming Party against a third party to the extent that the Cooperating Party is in privity with such third party, provided that, the Claiming Party shall pay all costs and expenses, including without limitation, reasonable attorneys' fees, incurred by the Cooperating Party.

         4. ALTERATIONS AND REPAIRS.

         A. Landlord's Consent and Conditions.

         Except in compliance with Tenant's obligation to maintain the Premises as set forth in Section 3C, Tenant shall not make any improvements or alterations to the Premises (the "Work") without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent unless (a) the cost thereof is less than $100,000, (b) such Work does not impact the base structural components or systems of the Building, (c) such Work does not impact structural components or systems or underground facilities of the parking areas and other exterior components on the Land, and
(d) such Work is not visible from outside the Premises. Tenant shall pay Landlord's reasonable charges for review of the plans and all other items submitted by Tenant. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which adversely impacts the base structural components or systems of the Building. Landlord's charges for review of plans shall be reasonable so long as: (i) with respect to structural work, such charges are based upon usual and customary fees for such services charged by responsible Landlord's of properties similar in use, design and age to the Premises and (ii) with respect to non-structural work, such charges do not exceed $500, which amount shall be increased beginning with the Fifth (5th) Lease Year and on the first day of each successive Lease Year by the increase in the CPI during the preceding twelve (12) months. Landlord hereby grants preliminary approval for the expansion of the cafeteria and construction of an exercise room in the Premises; provided that, Landlord shall be entitled to reasonably review the plans and specifications with respect to such improvements and Tenant shall perform all such work in compliance with the requirements set forth in this Section 4A.

         Tenant shall reimburse Landlord for actual costs incurred for review of the plans and all other items submitted by Tenant. Tenant shall pay for the cost of all Work. All Work shall become the property of Landlord upon its installation, except for Tenant's trade fixtures and for items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Section 4E.

         The following requirements shall apply to all Work:

                  (1) Prior to commencement, Tenant shall furnish to Landlord building permits and certificates of insurance satisfactory to Landlord.

                  (2) Tenant shall perform all Work so as to maintain peace and harmony among other contractors serving the Premises and shall avoid interference with other work to be performed or services to be rendered in the Premises.

                  (3) The Work shall be performed in a good and workmanlike manner, meeting the standard for construction and quality of materials in the Building, and shall comply with all Governmental Requirements.

                  (4) Tenant shall perform all Work in compliance with Landlord's "Policies, Rules and Procedures for Construction Premises" in effect at the time the Work is performed.

                  (5) Tenant shall permit Landlord to supervise all Work.

                  (6) Upon completion, Tenant shall furnish Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications, and receipted bills covering all labor and materials.

         B. Damage to Systems. If any part of the mechanical, electrical or other systems in the Premises shall be damaged, Tenant shall promptly notify Landlord, and Tenant shall repair such damage. Landlord may also make any repairs or alterations which Landlord deems necessary for the safety or protection of the Premises, provided such work is completed at times and in a manner that will not unreasonably interfere with Tenant's use of the Premises, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. Tenant shall at no expense to Landlord make all other repairs necessary to keep the Premises, and Tenant's fixtures and personal property, in good order, condition and repair; to the extent Tenant fails to do so within fifteen (15) days after notice from Landlord (except in the event of an emergency), Landlord may make such repairs itself. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the misuse or neglect by Tenant or its invitees, contractors or agents anywhere in the Premises, shall become Additional Rent payable by Tenant on demand.

         C. No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Premises; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to Tenant, then Tenant shall at its expense within thirty (30) days thereafter either discharge or contest and bond over the lien or claim. If Tenant contests the lien or claim, then Tenant shall (i) within such thirty (30) day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant on demand.

         D. Ownership of Improvements. All Work as defined in this Section 4, permanent partitions, hardware, equipment, machinery and all other improvements and all fixtures, except trade fixtures and furniture that are not intended to replace Scheduled Personal Property , constructed in the Premises by either Landlord or Tenant, (i) shall become Landlord's property upon installation without compensation to Tenant, unless Landlord consents otherwise in writing, and (ii) shall at Landlord"s option either (a) be surrendered to Landlord with the Premises at the termination of the Lease or of Tenant"s right to possession, or (b) be removed in accordance with Subsection 4E below (unless Landlord at the time it gives its consent to the performance of such construction expressly waives in writing the right to require such removal). Landlord hereby waives its right to require removal of alterations made to the Premises to expand the cafeteria or to construct a fitness facility.

         E. Removal at Termination. Upon the termination of this Lease or Tenant's right of possession Tenant shall remove from the Premises its trade fixtures, furniture, moveable equipment and other personal property including, without limitation, the items identified on Appendix B as Scheduled Personal Property or replacements thereof, any improvements which Landlord elects shall be removed by Tenant pursuant to Section 4D, and any other improvements to any portion of the Premises. Notwithstanding anything to the contrary contained in the foregoing, if Tenant timely exercises its Termination Option pursuant to
Section 1C, then Tenant shall not remove any Scheduled Personal Property or replacements thereof from the Premises (except to the extent such replacements are computers or computer related equipment used in connection with collections and servicing of credit cards ["Computer Equipment"] purchased by Tenant, provided that, at Landlord's option to be exercised by giving written notice to the Tenant, Tenant has either (i) delivered to Landlord the old Computer Equipment listed on Schedule B or (ii) disposed of the old Computer Equipment listed on Schedule B), and all Scheduled Personal Property and replacements thereof shall be and remain in the Premises at all times for the benefit of Landlord. Tenant shall repair all damage caused by the installation or removal of any of the foregoing items. If Tenant does not timely remove such property, then

Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant"s sole cost, without waiving Landlord"s right to claim from Tenant all expenses arising out of Tenant"s failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition.

         5. USE OF PREMISES. Tenant shall use the Premises only for general office purposes. Tenant shall not permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises.

         Landlord represents and warrants that as of the Commencement Date the Premises complies with the requirements of the Americans with Disabilities Act. In the event that such Act shall be amended or modified so as to require alteration or modification of the Premises, Tenant shall be responsible for any alterations required to be made to the Premises under such amendment or modification; provided that Landlord shall remain responsible for any material structural modifications required by such Act.

         6. GOVERNMENTAL REQUIREMENTS. Tenant shall comply with all Governmental Requirements applicable to its use of the Premises. In the event of alterations and repairs performed by Tenant, Tenant shall comply with the provisions of
Section 4 of this Lease.

         7. WAIVER OF CLAIMS; INDEMNIFICATION; INSURANCE.

         A. Waiver of Claims. To the extent permitted by law, Tenant waives any claims it may have against Landlord or its officers, directors, employees or agents for business interruption or damage to property sustained by Tenant as the result of any act or omission of Landlord.

         To the extent permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees or agents for loss of rents (other than Rent) or damage to property sustained by Landlord as the result of any act or omission of Tenant.

         B. Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees and agents against any claim by any third party for injury to any person or damage to or loss of any property occurring in the Premises and arising from the use of the Premises or from any other act or omission of Tenant or any of Tenant's employees or agents. Tenant's obligations under this Section shall survive the termination of this Lease.

         Landlord shall indemnify, defend and hold harmless Tenant and its officers, directors, employees and agents against any claim by any third party for damage to person or Premises or from any other act or omission of Landlord or any of Landlord's employees or agents. Landlord's obligations under this section shall survive the termination of this Lease.

         C. Tenant's Insurance. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time to the extent commercially insurable:

                  (1) Commercial General Liability Insurance, with (a) Contractual Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, and (c) limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and not less than Five Million Dollars ($5,000,000) in the aggregate for bodily injury, sickness or death, and property damage. Landlord shall have the right upon notice to Tenant not more than one time every five years to require Tenant to increase the limits of its liability policy to approximate the rate of inflation and maintain the relative value of the insurance coverage.

                  (2) Commercial Property Insurance insuring against "All Risks" of direct physical loss covering loss of rents and the full replacement cost of the Building and other structures or components on the Premises and all of Tenant"s improvements, fixtures and personal property (including all Scheduled Personal Property or replacements thereof) with such terms, coverages and conditions as would be maintained by prudent owners of premises similar to the Premises. Tenant waives all rights of subrogation against Landlord, and Tenant"s property insurance shall include a waiver of subrogation in favor of Landlord.

                  (3) Workers" compensation or similar insurance in form and amounts required by law, and Employer"s Liability with not less than the following limits:

                                    Each Accident             $500,000
                                    Disease--Policy Limit     $500,000
                                    Disease--Each Employee    $500,000

                  Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents. If Landlord elects to obtain separate coverage such policies shall contain a similar clause in favor of Tenant.

         Tenant"s insurance shall be primary and not contributory to that carried by Landlord, its agents, or mortgagee. Landlord, and if any, Landlord"s building manager or agent and mortgagee or ground lessor shall be named as additional insureds as respects to insurance required of the Tenant in Sections 7C(1), 7C(2) and 7C(3). The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord"s approval, and any such company shall be licensed to do business in the state in which the Building is located. Such insurance companies shall have an A.M. Best rating of A V or better.

         Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

                  (1) Commercial General Liability Insurance, including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

                  (2) Workers" compensation or similar insurance in form and amounts required by law, and Employer"s Liability with not less than the following limits:

                                    Each Accident             $500,000
                                    Disease--Policy Limit     $500,000
                                    Disease--Each Employee    $500,000

                  Such insurance shall contain a waiver of subrogation provision in favor of Landlord and its agents.

         Tenant's contractor"s insurance shall be primary and not contributory to that carried by Tenant, Landlord, their agents or mortgagees. Tenant and Landlord, and if any, Landlord"s building manager or agent, mortgagee or ground lessor shall be named as additional insured on Tenant"s contractor"s insurance policies.

         D. Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for thirty (30) days prior written notice of cancellation to Landlord and Tenant.

         8. FIRE AND OTHER CASUALTY.

         A. Termination. If a fire or other casualty causes substantial damage to the Building or the Premises, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods. If the time needed exceeds twelve (12) months from the beginning of the restoration, then only Tenant, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease, then either Landlord or Tenant, may terminate this Lease, by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with an abatement for any portion of the Premises which has been untenantable after the casualty.

         B. Restoration. If a casualty causes damage to the Building or the Premises but this Lease is not terminated for any reason, then Tenant shall obtain the applicable insurance proceeds (or if required by Landlord's mortgagee the proceeds shall be deposited into an escrow), and Tenant shall diligently restore the Building and the Premises subject to current Governmental Requirements and in accordance with the terms and conditions of Section 4. Tenant shall also replace its damaged improvements, personal property (including all Scheduled Personal Property and replacements thereof) and fixtures. Rent shall be abated on a per diem basis during the restoration for any portion of the Premises which is untenantable, except to the extent that Tenant's negligence caused the casualty.

         9. EMINENT DOMAIN. If a Substantial Portion of the Premises is taken by eminent domain or deed in lieu thereof, then Tenant may terminate this Lease effective as of the date of the taking. Rent shall abate from the date of the taking in proportion to any part of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award; provided, that Tenant may pursue a separate award in connection with the taking as long as no such recovery reduces the award otherwise payable to Landlord. If a material portion of the parking areas are taken Landlord shall redesign or reconfigure the parking areas to replace parking spaces as taken or shall provide alternate parking areas on adjoining land or shall credit Tenant with an abatement of Rent based upon the reasonable rental value of the parking spaces permanently lost by such taking. All obligations accrued to the date of the taking shall be performed by the party liable to perform said obligations, as set forth herein. For purposes of this
Section 9 "Substantial Portion" of the Premises shall mean more than 25% of the rentable square footage of the Premises.

         10. RIGHTS RESERVED TO LANDLORD.

         Landlord may exercise at any time any of the following rights respecting the operation of the Premises without liability to the Tenant of any kind:

         A. Name. To change the name or street address of the Building (except any change of name shall require the consent of Tenant, not to be unreasonably withheld).

         B. Signs. To reasonably approve, prior to installation, any of Tenant's signs in the Premises.

         C. Window Treatments. To reasonably approve, at its discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building.

         D. Keys. To retain and use at any time passkeys to enter the Premises or any door within the Premises. Tenant shall not alter or add any lock or bolt.

         E. Access. To have access to inspect the Premises, at reasonable times accompanied by a representative of Tenant (except in the case of an emergency) and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease. If Landlord shall enter the Building without a representative of Tenant present Landlord shall provide adequate security for the Building at all times when Landlord is present. Notwithstanding the foregoing, if Tenant vacates or abandons the Premises then Landlord shall have the right to inspect the Premises at anytime without a representative of Tenant present.

         F. Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises, without relieving Tenant of any obligation to pay Rent.

         G. Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

         H. Show Premises. During the last year of the Term or Renewal Term or any time after notice of termination has been given to Tenant, upon reasonable notice to Tenant to show the Premises to prospective purchasers, tenants, brokers, lenders, investors, rating agencies or others at any reasonable time, provided that Landlord gives prior notice to Tenant and does not materially interfere with Tenant's use of the Premises.

         I. Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 days after such receipt or collection a check equal to the amount sent by Tenant.

         J. Repairs and Alterations. To make repairs or alterations to the Premises as permitted by this Lease and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Premises, to open any ceiling in the Premises, or to temporarily suspend services or use of areas in the Building. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any Work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way, provided that such work is accomplished in such a manner as to not materially interfere with Tenant's use of the Premises.

         K. Landlord's Agents. If Tenant is in default under this Lease, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

         L. Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building.

         11. TENANT'S DEFAULT.

         Any of the following shall constitute a default by Tenant:

         A. Rent Default. Tenant fails to pay any Rent when due, and in the case of only the first two (2) such failures in any 12 consecutive months, such failure continues for five (5) days after notice from Landlord;

         B. Assignment. Tenant defaults in its obligations under Section 16 Assignment and Sublease;

         C. Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease, and this failure continues for twenty
(20) days after written notice from Landlord, except that if Tenant begins to cure its failure within the twenty (20) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the twenty (20) day period shall be extended to sixty (60) days, or such lesser period as is reasonably necessary to complete the cure;

         D. Credit Default. One of the following credit defaults occurs:

                  (1) Tenant or Guarantor commences any proceeding under any law relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or Guarantor for any substantial part of their property, or any such proceeding is commenced against Tenant or Guarantor and either remains undismissed for a period of thirty days or results in the entry of an order for relief against Tenant which is not fully stayed within seven days after entry;

                  (2) Tenant or Guarantor becomes insolvent or bankrupt, does not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

                  (3) Any third party obtains a levy or attachment under process of law against Tenant's leasehold interest.

         E. Vacation Default. Tenant vacates the Premises and fails to (i) provide for full and adequate security presence at all times or (ii) provide heating and/or air conditioning such that the average temperature condition of the Premises is within 5 degrees F of normal office operating temperatures or
(iii) repair and maintain the Premises generally so as to preserve the value of the Premises during the period of such vacation or abandonment.

         12. LANDLORD REMEDIES.

         A. Termination of Lease or Possession. If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant.

         B. Lease Termination Damages. If Landlord terminates the Lease, Tenant shall pay to Landlord all Rent due on or before the date of termination, plus Landlord's reasonable estimate of the aggregate Rent that would have been payable from the date of termination through the Termination Date, reduced by the rental value of the Premises calculated as of the date of termination for the same period, taking into account anticipated vacancy prior to reletting, reletting expenses and market concessions, both discounted to present value at the rate of five percent (5%) per annum. If Landlord shall relet the Premises for any part of such period before such present value amount shall have been paid by Tenant or finally determined by a court, then the amount of Rent payable pursuant to such reletting (taking into account vacancy prior to reletting and any reletting expenses or concessions) shall be deemed to be the reasonable rental value for that portion of the Premises relet during the period of the reletting.

         C. Possession Termination Damages. If Landlord terminates Tenant's right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in its sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including reasonable redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

         D. Landlord's Remedies Cumulative. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant"s account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid.

         E. WAIVER OF TRIAL BY JURY. EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN COOK COUNTY, ILLINOIS, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

         F. Litigation Costs. Tenant shall pay Landlord's reasonable attorneys' fees and other costs in enforcing this Lease, whether or not suit is filed.

         13. SURRENDER. Upon termination of this Lease or Tenant's right to possession, Tenant shall return the Premises, and except as provided in the following sentence, including all Scheduled Personal Property, to Landlord in good order and condition, ordinary wear and casualty damage excepted. If Tenant shall have not exercised its Termination Option pursuant to Section 1C or Tenant has waived its Termination Option, then on or before the first day of the month following the earlier of (i) the Termination Notice or (ii) the date Tenant delivers a waiver of its Termination Option to Landlord, Landlord shall convey to Tenant all Scheduled Personal Property and replacements thereof by a quitclaim bill of sale. Replacement of Scheduled Personal Property shall be of equal or better value and function as the class, type or quality of such personalty as of the Commencement Date. If Landlord requires Tenant to remove any alterations, then Tenant shall remove the alterations in a good and workmanlike manner and restore the Premises to its condition prior to their installation.

         14 . HOLDOVER. If Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay all of Base Rent, at 150% the rate in effect immediately prior to such holdover, computed on a monthly basis for each full or partial month Tenant remains in possession. Tenant shall also pay Landlord all of Landlord's direct and consequential damages resulting from Tenant"s holdover and that result from and after the date thirty (30) days after Landlord shall have given written notice to Tenant to vacate which notice may be given by Landlord prior to the expiration of the Lease. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

         15. SUBORDINATION TO GROUND LEASES AND MORTGAGES.

         A. Subordination. This Lease shall be subordinate to any present or future ground lease or mortgage respecting the Premises, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be, effected by notice to Tenant in the manner provided in this Lease. The subordination shall be effective upon such notice, but at the request of Landlord or ground lessor or mortgagee, Tenant shall within fifteen (15) days of the request, execute and deliver to the requesting party any reasonable documents provided to evidence the subordination. Any mortgagee has the right, at its option, to subordinate its mortgage to the terms of this Lease, without notice to, nor the consent of, Tenant.

         B. Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Premises, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or setoff by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Premises. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within fifteen (15) days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn.

         C. Notice and Right to Cure. If the Premises are subject to any ground lease and mortgage identified with name and address of ground lessor or mortgagee in Appendix C to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

         D. Non-disturbance Agreement. At any time that the Premises are made subject to any ground lease or mortgage, Landlord shall cause the mortgagee or ground lessor to deliver to Tenant a non-disturbance agreement reasonably acceptable to Tenant, providing that so long as Tenant is not in default under this Lease after the expiration of any applicable notice and cure periods, Tenant may remain in possession of the Premises under the terms of this Lease, even if the ground lessor should terminate the ground lease or if the mortgagee or its successor should acquire Landlord's title to the Premises.

         E. Definitions. As used in this Section 15, "mortgage" shall include "deed of trust" and/or "trust deed" and "mortgagee" shall include "beneficiary" and/or "trustee", "mortgagee" shall include the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

         F. Litigation With Current Mortgagee. A current mortgagee of the Premises is the State of South Dakota Board of Economic Development (the "Board"), an agency of the State of South Dakota. Any such action or claim against the Board in connection with this Lease must be brought in the state courts of South Dakota. The foregoing limitation shall not apply to any action among the parties with respect to this Lease that does not involve a claim against the Board.

         16. ASSIGNMENT AND SUBLEASE.

         A. In General. Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the Premises, or
(iv) permit anyone other than Tenant and its employees to occupy any part of the Premises, except that any assignment or sublet to an Affiliate (as defined in Section 24C) shall not require prior consent of Landlord but shall require the prompt delivery to Landlord of copies of all such assignments and subleases, along with such information regarding the Affiliate assignee or subtenant as Landlord shall reasonably require. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer unless such assignee or guarantor possesses at the time of such assignment or transfer an "A" credit rating as determined by Standard and Poor or equivalent rating agency. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. No assignment or sublease whether or not consent of Landlord is required hereunder shall be valid without the approval by Guarantor and its acknowledgment that the assignment or sublease shall not alter or amend the rights of Landlord under the Guaranty. Tenant shall pay all of Landlord's reasonable attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting. Except to an Affiliate, any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. If Tenant shall assign this Lease, except to an Affiliate, or sublet the Premises in its entirety any rights of Tenant to renew this Lease, extend the Term or to lease additional space in the Premises shall be extinguished thereby and will not be transferred to the assignee or subtenant, all such rights being personal to the Tenant named herein.

         B. Landlord's Consent. Landlord will not unreasonably withhold its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease, (ii) the proposed assignee or sublessee is a tenant or an affiliate of such a tenant or a party that Landlord has identified as a prospective tenant in the Premises, (iii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease, (v) the proposed assignee or subtenant is a government entity, or (vi) the proposed assignment is for less than the entire Premises or for less than the remaining Term of the Lease. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

         C. Procedure. Tenant shall notify Landlord of any proposed assignment or sublease at least thirty (30) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, an execution copy of the proposed assignment or sublease, and sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least fifteen (15) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

         D. Change of Management or Ownership. If Tenant is not wholly owned by an entity traded on a national securities exchange or if Tenant is not rated by either Standard & Poor's or Moody's as an "A" credit, any transfer of the direct or indirect power to affect the management or policies of Tenant or direct or indirect change in 50% or more of the ownership interest in Tenant shall constitute an assignment of this Lease.

         E. Excess Payments. If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the pro-rata portion of Base Rent applicable to the space subject to the assignment or sublet (after deduction of Tenant's out-of-pocket expenses related to the applicable transaction), then Tenant shall pay to Landlord as Additional Rent 50% of any such excess immediately upon receipt.

         F. Recapture. Landlord may, by giving written notice to Tenant within thirty (30) days after receipt of Tenant's notice of assignment or subletting, terminate this Lease with respect to the space described in Tenant's notice, as of the effective date of the proposed assignment or sublease and all obligations under this Lease as to such space shall expire except as to any obligations that expressly survive any termination of this Lease.

         17. CONVEYANCE BY LANDLORD. If Landlord shall at any time transfer its interest in the Premises or this Lease, Landlord shall be released of any obligations occurring after such transfer, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.

         18. ESTOPPEL CERTIFICATE. Each party shall, within fifteen (15) days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, and such other matters as may be reasonably requested. Failure to deliver such statement within the time required shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance, that the non-certifying party has not paid any security deposit, and that the non-certifying party has no claims or offsets against the requesting party.

         19. FORCE MAJEURE. No party shall not be in default under this Lease to the extent such party is unable to perform any of its obligations on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, national emergency, or any other cause of any kind beyond the reasonable control (other than inability to pay) of such party ("Force Majeure").

         20. INTENTIONALLY OMITTED.

         21. NOTICES. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

         A.       Landlord.  To Landlord as follows:
                  c/o UICI
                  Suite 200
                  4001 McEwen Drive
                  Dallas, Texas  75244
                  Attn: General Counsel

or to such other person at such other address as Landlord may designate by notice to Tenant.

         B.       Tenant.  To Tenant as follows:
                  c/o Household International
                  2700 Sanders Road
                  Prospect Heights, IL  60070
                  Attn: Leasing and Licensing

or to such other person at such other address as Tenant may designate by notice to Landlord.

         Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and one business day in the case of overnight courier.

         22. QUIET POSSESSION. So long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord.

         23. REAL ESTATE BROKER. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for any broker(s) listed in the Schedule, and no other broker is in any way entitled to any broker's fee or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party for any payment of any kind in connection with this Lease.

         24. MISCELLANEOUS.

         A. Successors and Assigns. Subject to the limits on Tenant's assignment contained in Section 16, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

         B. Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand or are due in advance (such as Base
Rent), Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within thirty (30) days of Tenant's receipt of Landlord's statement.

         C. Meaning of "Landlord", "Re-Entry, "including" and "Affiliate". The term "Landlord" means only the owner of the Premises and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

         D. Time of the Essence. Time is of the essence of each provision of this Lease.

         E. No Option. This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

         F. Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

         G. Governing Law. This Lease shall be governed in all respects by the laws of the state in which the Premises is located, without regard to the principles of conflicts of laws.

         H. Lease Modification. Tenant agrees to modify this Lease in any way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's interests under this Lease.

         I. No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

         J. Landlord's Right to Cure. If Landlord breaches any of its obligations under this Lease, Tenant shall notify Landlord in writing and shall take no action respecting such breach so long as Landlord promptly begins to cure the breach and diligently pursues such cure to its completion. Landlord may cure any default by Tenant after expiration of any applicable period; any expenses incurred shall become Additional Rent due from Tenant on demand by Landlord.

         K. Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

         L. Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

         M. Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

         N. Entire Agreement. This Lease, together with all Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

         O. Landlord's Title. Landlord's title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

         P. Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

         Q. No Recording by Tenant. Unless required by law, Tenant shall not record in any public records any memorandum or any portion of this Lease.

         R. Intentionally Omitted.

         S. No Construction Against Drafting Party. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease.

         T. Survival. All obligations of Landlord and Tenant under this Lease shall survive the termination of this Lease.

         U. Rent Not Based on Income. No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

         V. Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

         W. Late Charge and Interest on Late Payments. Without limiting the provisions of Section 11A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five (5) business days after the same becomes due and payable, then Tenant shall pay a late charge equal to the greater of five percent (5%) of the amount of such payment or $250. Such late charge shall constitute Additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

         X. Consent. Neither party shall unreasonably withhold or delay any consent or approval required under this Lease, except as specifically permitted in this Lease.

         25. HAZARDOUS SUBSTANCES. Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Premises unless Landlord has consented to such storage or use in its sole discretion. Tenant may use, however, Hazardous Substances in such manner and at such levels as contained in customarily used office and cleaning supplies, provided that Tenant shall be fully liable for such use, shall promptly remove such products at the termination of this Lease and shall report promptly to Landlord any spill or discharge or such products in excess of normal usage. "Hazardous Substances" include those hazardous substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws ("Environmental Laws"). If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing. Landlord represents and warrants that as of the date hereof Landlord has no present knowledge and received no notice of any spill or discharge of Hazardous Substances on the Premises that would constitute a current violation of Environmental Laws.

         Landlord shall be liable for any Hazardous Substances located on the Premises and not used, stored and disposed of in accordance with Environmental Laws which existed on the Premises prior to the Commencement Date. If Landlord fails to initiate any clean-up or other action required pursuant to Environmental Laws, then upon thirty (30) days prior written notice to Landlord, Tenant shall have the right, but not the obligation, to perform such action as required by Environmental Laws in which event (i) during the first twenty-four
(24) months of this Lease, Tenant's Base Rent shall be offset by and (ii) thereafter Landlord shall promptly reimburse Tenant for, the actual costs incurred by Tenant in undertaking the same.

         If the event of any release of any Hazardous Substance on, in or from the Premises in violation of this Lease by Tenant, or any of its agents, employees, servants, contractors, licensees and invitees, Tenant shall immediately clean-up or initiate any other action in order to comply with Environmental Laws. In the event Tenant fails to immediately take such appropriate action, upon thirty (30) days written notice to Tenant, Landlord shall have the right, but not the obligation, to perform such actions as required by Environmental Laws in which event Tenant shall promptly reimburse Landlord for its actual costs in undertaking the same.

         Tenant shall indemnify and hold harmless Landlord of and from any and all liabilities (including strict liabilities), penalties, demands, actions, costs and expenses (including without limitation legal fees and expenses), incurred or suffered by Landlord or asserted by a third party against Landlord, directly or indirectly arising out of or due to the breach of Tenant's obligations set forth in this Section 25 or otherwise as a result of the release or unlawful presence of Hazardous Substances on the Premises after the Commencement Date and during the Term of this Lease, unless the release is as a result of the negligence or willful misconduct of Landlord. Such indemnification shall survive the expiration or earlier termination of this Lease.

         Landlord shall indemnify and hold harmless Tenant of and from any and all liabilities (including strict liabilities), penalties, demands, actions, costs and expenses (including without limitation legal fees and expenses), incurred or suffered by Tenant or asserted by a third party against Tenant, directly or indirectly arising out of or due to the breach of Landlord's obligations set forth in this Section 25 or otherwise as a result of the release or unlawful presence of Hazardous Substances on the Premises prior to the Commencement Date. Such indemnification shall survive the expiration or earlier termination of this Lease.

         26. EXCULPATION. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Premises, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder.

         27. GUARANTY. Concurrently with the execution of this Lease, Tenant will deliver to Landlord the Guaranty of Household Finance Corporation (the "Guaranty") in the form attached hereto as Exhibit D. The Guaranty shall remain in full force and effect throughout the Term of the Lease.

         28. LANDLORD'S DEFAULT. In the event of any default by Landlord hereunder, Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days (or such longer period as may be required in the exercise of due diligence) in which to cure any such default. Unless and until Landlord fails to cure any default after such notice and after expiration of such cure period, Tenant shall not have any remedy or cause of action by reason thereof. Tenant's sole remedy in the event of a Landlord default after the expiration of any notice and cure periods shall be to seek its remedies at law or in equity, provided that, during the first twenty-four (24) months of this Lease, Tenant shall also have the right to cure any such Landlord default after the expiration of any notice and cure periods and offset Base Rent by Tenant's actual out-of-pocket costs incurred in curing such default.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease.


                                    LANDLORD:
                                    SPECIALIZED CARD SERVICES, INC.,
                                    a South Dakota corporation

                                    By:
                                        ---------------------------------
                                    Print Name:  Matthew Cassell
                                    Print Title:  Director


                                    TENANT:
                                    HOUSEHOLD CREDIT SERVICES, INC.,
                                    A Delaware corporation

                                    By:
                                        ---------------------------------
                                    Print Name
                                               --------------------------
                                    Print Title
                                                -------------------------